Asset Allocation Rider

This rider limits Investment Option allocations and restricts Transfers under the Base Contract.  On each Quarterly Anniversary, we reallocate Contract Values in accordance with the provisions that follow.

This rider forms a part of the Base Contract to which it is attached and is effective on the Rider Effective Date shown on the Contract Schedule.  In the case of a conflict with any provision in the Base Contract, the provisions of this rider control. Defined terms and contractual provisions are set forth in the Base Contract, or are added in this rider.  This rider terminates as indicated under the Conditions for Termination of this Rider section.

Definitions

Definitions specific to this rider that are not in the Base Contract follow.

Base Contract	The contract to which this rider is attached.
Quarterly Anniversary
The day that occurs three, six, and nine calendar months after the Rider Effective Date or any subsequent Rider Anniversary. Quarterly Anniversaries also include Rider Anniversaries.  If the Quarterly Anniversary does not occur on a Business Day, we consider it to occur on the next Business Day.

Rider Anniversary	A 12-month anniversary of the Rider Effective Date.

Investment Option and Asset Allocation Restrictions

Purchase Payments
We allocate additional Purchase Payments according to your instructions, subject to the Maximum Allowable Allocation at the end of the current Business Day.  You can only make additional Purchase Payments during the Purchase Payment Period shown on the Contract Schedule.

Quarterly Rebalancing and Investment Option Allocation and Transfer Restrictions
At the end of the Business Day before each Quarterly Anniversary, we rebalance the Contract Value in each of your selected Investment Options according to the Required Individual Allocation. We only allow you to make Investment Option transfers as long as you do not exceed the Maximum Allowable Allocation restrictions.

The Investment Options in the Equity and Fixed Income groups are shown on the Contract Schedule.  We cannot move Investment Options between these groups after the Rider Effective Date, but we may add or remove Investment Options from the Base Contract in the future. If we do, we will provide written notice regarding additions to or deletions from the Investment Option groups.

Maximum Allowable Allocation
On the Rider Effective Date, the Maximum Allowable Allocation for the Equity group is set out in the Maximum Allowable Allocation Table shown on the Contract Schedule.

On each Quarterly Anniversary, we calculate the new Maximum Allowable Allocation for the Equity group, which is the lesser of:
(a) the Maximum Allowable Allocation for the Equity group at the end of the previous Business Day; or
(b) the Maximum Allowable Allocation for the Equity group as set out in the Maximum Allowable Allocation Table.

The maximum decrease that can occur in any twelve-month period to the Maximum Allowable Allocation for the Equity group is 15%.

S40766-03                                                                                                                                                  [Inv Pro]

Investment Option and Asset Allocation Restrictions continued from the previous page

Required Allocation
On the Rider Effective Date, the Required Allocation for the Equity and Fixed Income groups is according to your allocation instructions for future Purchase Payments.  On the Rider Effective Date, your allocation instructions for future Purchase Payments must comply with the restrictions set out on the Contract Schedule.

On each Quarterly Anniversary, we rebalance the new Required Allocation for the Equity and Fixed Income groups as follows:

Equity group.  The new Required Allocation for the Equity group is the lesser of:
(a) the Required Allocation for the Equity group at the end of the previous Business Day; or
(b) the new Maximum Allowable Allocation for the Equity group.

Fixed Income group.  The new Required Allocation for the Fixed Income group is equal to 100% minus the new Required Allocation for the Equity group.

Required Individual Allocation
On the Rider Effective Date, the Required Individual Allocation for each of your selected Investment Options is according to your allocation instructions for future Purchase Payments.

On each Quarterly Anniversary, we rebalance the Contract Value in your selected Investment Options according to the new Required Individual Allocation.

The new Required Individual Allocation formula is (a) multiplied by (b) divided by (c), where:
(a) is the new Required Allocation for the Investment Option group on the current Quarterly Anniversary,
(b) is the Required Individual Allocation at the end of the previous Business Day, and
(c) is the Required Allocation for the Investment Option group calculated at the end of the previous Business Day.

Because we require allocations to Investment Options to be whole percentages, we round the Required Individual Allocation to the nearest whole percentage.  If you change your allocation instructions, they must comply with the current Maximum Allowable Allocation restrictions and they become the new Required Allocation for the Equity group, the Fixed Income group, and the new Required Individual Allocation.

General Provisions

Conditions for Termination of this Rider	This rider terminates upon the earliest of the following. (a) The termination of the Base Contract. (b) The termination of the optional benefit associated with this Rider.

In all other respects the provisions, conditions, exceptions and limitations contained in the Base Contract remain unchanged.

Signed for the Company at its home office.

Allianz Life Insurance Company
of North America

[                                                                                                     ]
Maureen A. Phillips                                                          Gary Bhojwani
           Secretary                                                    President

S40766-03                                                                                2                                                                   [Inv Pro]

INVESTMENT OPTIONS CONTRACT SCHEDULE

OWNER: [John Doe]                                                                                     CONTRACT NUMBER:  [??687456]
JOINT OWNER:  [Jane Doe]                                                                           ISSUE DATE:                                 [04/15/07]
ANNUITANT:  [John Doe]                                                                                     INCOME DATE:  [04/15/17]

ALLOCATION GUIDELINES:
[1.  Currently, you can select up to [15] of the Investment Options.
2.  Allocations must be made in whole percentages.]

INVESTMENT OPTIONS:
VARIABLE ACCOUNT:                                             [Allianz Life Variable Account B]
Shown below are the Investment Options.

[Equity group Investment Options
AZL BALANCED INDEX STRATEGY FUND
AZL BLACKROCK CAPITAL APPRECIATION FUND
AZL COLUMBIA MID CAP VALUE FUND
AZL DAVIS NEW YORK VENTURE FUND
AZL DREYFUS EQUITY GROWTH FUND
AZL EATON VANCE LARGE CAP VALUE FUND
AZL FRANKLIN TEMPLETON FOUNDING STRATEGY PLUS FUND
AZL FUSION BALANCED FUND
AZL FUSION CONSERVATIVE FUND
AZL FUSION MODERATE FUND
AZL FUSION GROWTH FUND
AZL GATEWAY FUND
AZL GROWTH INDEX STRATEGY FUND
AZL INTERNATIONAL INDEX FUND
AZL INVESCO EQUITY AND INCOME FUND
AZL INVESCO GROWTH AND INCOME FUND
AZL INVESCO INTERNATIONAL EQUITY FUND
AZL JPMORGAN INTERNATIONAL OPPORTUNITIES FUND
AZL JPMORGAN U.S. EQUITY FUND
AZL MFS INVESTORS TRUST FUND
AZL MID CAP INDEX FUND
AZL MORGAN STANLEY MID CAP GROWTH FUND
AZL S&P 500 INDEX FUND
BLACKROCK GLOBAL ALLOCATION V.I. FUND
FIDELITY VIP FUNDSMANAGER 50% PORTFOLIO
FIDELITY VIP FUNDSMANAGER 60% PORTFOLIO
FRANKLIN INCOME SECURITIES FUND
MUTUAL SHARES SECURITIES FUND
PIMCO EQS PATHFINDER PORTFOLIO
PIMCO VIT ALL ASSET PORTFOLIO
PIMCO VIT GLOBAL MULTI-ASSET PORTFOLIO
TEMPLETON GROWTH SECURITIES FUND]

[Fixed Income group Investment Options
AZL MONEY MARKET FUND
FRANKLIN HIGH INCOME SECURITIES FUND
FRANKLIN U.S.GOVERNMENT FUND
PIMCO VIT EMERGING MARKETS BOND PORTFOLIO
PIMCO VIT GLOBAL ADVANTAGE STRATEGY BOND PORTFOLIO
PIMCO VIT GLOBAL BOND PORTFOLIO (UNHEDGED)
PIMCO VIT HIGH YIELD PORTFOLIO
PIMCO VIT REAL RETURN PORTFOLIO
PIMCO VIT TOTAL RETURN PORTFOLIO
PIMCO VIT UNCONTSTRAINED BOND PORTFOLIO
TEMPLETON GLOBAL BOND SECURITIES FUND]

S40789-03                                                                                                                                          [Invest Pro]

MAXIMUM ALLOWABLE ALLOCATION TABLE

	Maximum Allowable Allocation to Investment Options in the Equity group based on the number of years* to the Initial Target Value Date and the comparison of Contract Value (CV) to the Target Value (TV)
No. of years* to the Initial Target Value Date	[CV = 94%+ of TV	CV = 88% to < 94% of TV	CV = 82% to < 88% of TV	CV = 76% to < 82% of TV	CV = 70% to < 76% of TV	CV = 64% to < 70% of TV	CV = 58% to < 64% of TV	CV = 52% to < 58% of TV	CV = 46% to < 52% of TV	CV = 40% to < 46% of TV	CV = 34% to < 40% of TV	CV = 28% to < 34% of TV	CV = 22% to < 28% of TV	CV = 16% to < 22% of TV	CV = 10% to < 16% of TV	CV = 4% to < 10% of TV	CV < 4% of TV]
33+	[95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%
32	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	90%
31	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	90%	85%
30	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	90%	85%	80%
29	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	90%	85%	80%	75%
28	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	90%	85%	80%	75%	70%
27	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	90%	85%	80%	75%	70%	65%
26	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	90%	85%	80%	75%	70%	65%	60%
25	95%	95%	95%	95%	95%	95%	95%	95%	95%	90%	85%	80%	75%	70%	65%	60%	55%
24	95%	95%	95%	95%	95%	95%	95%	95%	90%	85%	80%	75%	70%	65%	60%	55%	50%
23	95%	95%	95%	95%	95%	95%	95%	90%	85%	80%	75%	70%	65%	60%	55%	50%	45%
22	95%	95%	95%	95%	95%	95%	90%	85%	80%	75%	70%	65%	60%	55%	50%	45%	40%
21	95%	95%	95%	95%	95%	90%	85%	80%	75%	70%	65%	60%	55%	50%	45%	40%	35%
20	95%	95%	95%	95%	90%	85%	80%	75%	70%	65%	60%	55%	50%	45%	40%	35%	30%
19	95%	95%	95%	90%	85%	80%	75%	70%	65%	60%	55%	50%	45%	40%	35%	30%	25%
18	95%	95%	90%	85%	80%	75%	70%	65%	60%	55%	50%	45%	40%	35%	30%	25%	20%
17	95%	90%	85%	80%	75%	70%	65%	60%	55%	50%	45%	40%	35%	30%	25%	20%	15%
16	90%	85%	80%	75%	70%	65%	60%	55%	50%	45%	40%	35%	30%	25%	20%	15%	10%
15	85%	80%	75%	70%	65%	60%	55%	50%	45%	40%	35%	30%	25%	20%	15%	10%	10%
14	80%	75%	70%	65%	60%	55%	50%	45%	40%	35%	30%	25%	20%	15%	10%	10%	10%
13	75%	70%	65%	60%	55%	50%	45%	40%	35%	30%	25%	20%	15%	10%	10%	10%	10%
12	70%	65%	60%	55%	50%	45%	40%	35%	30%	25%	20%	15%	10%	10%	10%	10%	10%
11	65%	60%	55%	50%	45%	40%	35%	30%	25%	20%	15%	10%	10%	10%	10%	10%	10%
10	60%	55%	50%	45%	40%	35%	30%	25%	20%	15%	10%	10%	10%	10%	10%	10%	10%
9	55%	50%	45%	40%	35%	30%	25%	20%	15%	10%	10%	10%	10%	10%	10%	10%	10%
8	50%	45%	40%	35%	30%	25%	20%	15%	10%	10%	10%	10%	10%	10%	10%	10%	10%
7	45%	40%	35%	30%	25%	20%	15%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%
6	40%	35%	30%	25%	20%	15%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%
5	35%	30%	25%	20%	15%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%
4	30%	25%	20%	15%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%
3	25%	20%	15%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%
2	20%	15%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%
1	15%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%
0	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%]

* We round the number of years until the Initial Target Value Date up to the next whole number.

S40789-03                                                                                                                                          [Invest Pro]